Elevation Series Trust N-14

Exhibit 99.(9)(b)

[Date , 2025]

State Street Bank and Trust Company

1 Congress Street

Boston, MA 02114

Attention: Senior Vice President - Custody Operations

with a copy to:

State Street Bank and Trust Company
Legal Division - Global Services Americas
1 Congress Street

Boston, MA 02114

Re: TrueShares Structured Outcome (January) ETF (“JANZ”), TrueShares Structured Outcome (February) ETF (“FEBZ”), TrueShares Structured Outcome (March) ETF (“MARZ”), TrueShares Structured Outcome (April) ETF (“APRZ”), TrueShares Structured Outcome (May) ETF (“MAYZ”), TrueShares Structured Outcome (June) ETF (“JUNZ”), TrueShares Structured Outcome (July) ETF (“JULZ”), TrueShares Structured Outcome (August) ETF (“AUGZ”), TrueShares Structured Outcome (September) ETF (“SEPZ”), TrueShares Structured Outcome (October) ETF (“OCTZ”), TrueShares Structured Outcome (November) ETF (“NOVZ”), TrueShares Structured Outcome (December) ETF (“DECZ”), RiverNorth Patriot ETF (“FLDZ”), RiverNorth Enhanced Pre-Merger SPAC ETF (“SPCZ”), RiverNorth Opal Dividend Income ETF (“DIVZ”), TrueShares Technology, AI, & Deep Learning ETF (“LRNZ”), TrueShares Active Yield ETF (“ERNZ”), TrueShares Eagle Global Renewable Energy Income ETF (“RNWZ”), Vulcan Value Partners Fund (“VPF”) and Vulcan Value Partners Small Cap Fund (“VSCF”) (the “Funds”)

Ladies and Gentlemen:

Please be advised that the undersigned Funds have been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 29.15.2, the Additional Clients provision, of the Custody Agreement dated as of September 2, 2022, as amended, modified, or supplemented from time to time (the "Agreement"), by and among each registered investment company party thereto, and State Street Bank and Trust Company ("State Street"), the undersigned Funds hereby request that State Street act as Custodian for the new Funds under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Funds hereby confirm, as of the date hereof, its representations and warranties set forth in Section 26 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Funds.

Sincerely,

Elevation Series Trust

on behalf of:

TrueShares Structured Outcome (January) ETF, TrueShares Structured Outcome (February) ETF, TrueShares Structured Outcome (March) ETF, TrueShares Structured Outcome (April) ETF, TrueShares Structured Outcome (May) ETF, TrueShares Structured Outcome (June) ETF, TrueShares Structured Outcome (July) ETF, TrueShares Structured Outcome (August) ETF, TrueShares Structured Outcome (September) ETF, TrueShares Structured Outcome (October) ETF, TrueShares Structured Outcome (November) ETF, TrueShares Structured Outcome (December) ETF, RiverNorth Patriot ETF, RiverNorth Enhanced Pre-Merger SPAC ETF, RiverNorth Opal Dividend Income ETF, TrueShares Technology, AI, & Deep Learning ETF, TrueShares Active Yield ETF, TrueShares Eagle Global Renewable Energy Income ETF, Vulcan Value Partners Fund and Vulcan Value Partners Small Cap Fund

By:
Name:	Bradley Swenson
Title:	President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Scott Shirrell
Title:	Managing Director

Information Classification: Limited Access

Appendix A

List of Funds and Custodian Entities

Fund Name	Jurisdiction of formation

SRH U.S. Quality ETF	Delaware

Sovereign's Capital Flourish Fund	Delaware

SRH REIT Covered Call ETF	Delaware

TrueShares Quarterly Bull Hedge ETF	Delaware

TrueShares Quarterly Bear Hedge ETF	Delaware

Clough Hedged Equity ETF	Delaware

Clough Select Equity ETF	Delaware

RiverNorth Active Income ETF	Delaware

Clough Short Duration ETF	Delaware

Clough Flexible Income ETF	Delaware

TrueShares Seasonality Laddered Buffered ETF	Delaware

The Opal International Dividend Income ETF	Delaware

TrueShares Structured Outcome (January) ETF	Delaware

TrueShares Structured Outcome (February) ETF	Delaware

TrueShares Structured Outcome (March) ETF	Delaware

TrueShares Structured Outcome (April) ETF	Delaware

TrueShares Structured Outcome (May) ETF	Delaware

TrueShares Structured Outcome (June) ETF	Delaware

TrueShares Structured Outcome (July) ETF	Delaware

TrueShares Structured Outcome (August) ETF	Delaware

TrueShares Structured Outcome (September) ETF	Delaware

TrueShares Structured Outcome (October) ETF	Delaware

TrueShares Structured Outcome (November) ETF	Delaware

TrueShares Structured Outcome (December) ETF	Delaware

RiverNorth Patriot ETF	Delaware

RiverNorth Enhanced Pre-Merger SPAC ETF	Delaware

RiverNorth Opal Dividend Income ETF	Delaware

TrueShares Technology, AI, & Deep Learning ETF	Delaware

TrueShares Active Yield ETF	Delaware

TrueShares Eagle Global Renewable Energy Income ETF	Delaware

Vulcan Value Partners Fund	Delaware

Vulcan Value Partners Small Cap Fund	Delaware

Information Classification: Limited Access